Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2024, relating to the financial statements and financial highlights of Simplify Aggregate Bond ETF (formerly Simplify Aggregate Bond PLUS Credit Hedge ETF), Simplify Enhanced Income ETF, Simplify Health Care ETF, Simplify Hedged Equity ETF, Simplify High Yield PLUS Credit Hedge ETF, Simplify Interest Rate Hedge ETF, Simplify Intermediate Term Treasury Futures Strategy ETF, Simplify MBS ETF, Simplify Multi-QIS Alternative ETF, Simplify Next Intangible Core Index ETF, Simplify Next Intangible Value Index ETF, Simplify Short Term Treasury Futures Strategy ETF, Simplify Treasury Option Income ETF (formerly Simplify Stable Income ETF), Simplify US Equity PLUS Convexity ETF, Simplify US Equity PLUS Downside Convexity ETF, Simplify US Equity PLUS Bitcoin Strategy ETF (formerly Simplify US Equity PLUS GBTC ETF), Simplify US Equity PLUS QIS ETF, Simplify US Equity PLUS Upside Convexity ETF, Simplify Opportunistic Income ETF, Simplify Market Neutral Equity Long/Short ETF, Simplify Tara India Opportunities ETF, Simplify Propel Opportunities ETF, and Simplify Volt TSLA Revolution ETF (formerly Simplify Volt RoboCar Disruption and Tech ETF), and the consolidated financial statements and financial highlights of Simplify Bitcoin Strategy PLUS Income ETF, Simplify Macro Strategy ETF, Simplify Volatility Premium ETF, Simplify Commodities Strategy No K-1 ETF and Simplify Managed Futures Strategy ETF, each a series of Simplify Exchange Traded Funds, for the year or period ended June 30, 2024, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Policies and Procedures For Disclosure of Portfolio Holdings“, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 28, 2024